Press Release

First 2024 Operating Results
FOR IMMEDIATE RELEASE

CTO Realty Growth Reports Fourth

Quarter and Full Year 2024 Operating Results

– Closed investments of $330.8 million at a weighted average initial cash yield 9.3% in 2024 –

– Raised $165.2 million of net proceeds under common ATM program in 2024 –

– Current signed-not-open pipeline of $5.2 million –

WINTER PARK, FL – February 20, 2025 – CTO Realty Growth, Inc. (NYSE: CTO) (the “Company” or “CTO”) today announced its operating results and earnings for the quarter and year ended December 31, 2024.

“2024 was an outstanding year for the Company. We closed $331 million of investments at a weighted average yield of 9.3% and produced record high Core FFO of $1.88 per share,” stated John P. Albright, President and Chief Executive Officer of CTO Realty Growth. “We also opportunistically raised capital ending the year with $222 million of liquidity to support future growth and our current signed-not-open leasing pipeline is over $5 million.”

Select Fourth Quarter 2024 Highlights

◾Net Loss per diluted share attributable to common stockholders of $(0.56).
◾Core Funds from Operations (“Core FFO”) of $0.46 per diluted share attributable to common stockholders.
◾Adjusted Funds from Operations (“AFFO”) of $0.49 per diluted share attributable to common stockholders.
◾Raised net proceeds of $33.0 million under the Company’s common stock ATM offering program.
◾Investments totaled $57.0 million, including property acquisitions and structured investments, at a weighted average initial yield of 10.2%.

Select Full Year 2024 Highlights

◾Net Loss per diluted share attributable to common stockholders of $(0.35).
◾Core FFO of $1.88 per diluted share attributable to common stockholders.
◾AFFO of $2.00 per diluted share attributable to common stockholders.
◾Raised net proceeds of $165.2 million under the Company’s common stock ATM offering program.
◾Investments totaled $330.8 million, including property acquisitions and structured investments, at a weighted average initial cash yield of 9.3%.
◾Sold two properties for $38.0 million at a weighted average exit cash cap rate of 8.7%.
◾Same-Property NOI totaled $60.4 million, an increase of 4.0% from the comparable prior period.
◾Signed 70 leases totaling over 452,000 square feet with a weighted average lease term of 8.4 years. For comparable leases, increased average cash base rent to $23.36 per square foot, an increase of 23.0%.
◾As of today, February 20, 2025, signed-not-open pipeline represents $5.2 million, or 5.7%, of annual cash base rent in place as of December 31, 2024.

Quarterly Financial Results Highlights

The table below provides a summary of the Company’s operating results for the three months ended December 31, 2024:

	Three Months Ended
(in thousands, except per share data)	December 31, 2024	December 31, 2023	Variance to Comparable Period in the Prior Year
Net Income (Loss) Attributable to the Company	$(15,217)	$7,037	$(22,254)	(316.2)%
Net Income (Loss) Attributable to Common Stockholders	$(17,095)	$5,850	$(22,945)	(392.2)%
Net Income (Loss) Attributable to Common Stockholders per Common Share - Diluted (1)	$(0.56)	$0.25	$(0.81)	(324.0)%

Core FFO Attributable to Common Stockholders (2)	$14,152	$10,846	$3,306	30.5%
Core FFO Attributable to Common Stockholders per Common Share - Diluted (2)	$0.46	$0.48	$(0.02)	(4.2)%

AFFO Attributable to Common Stockholders (2)	$14,933	$11,663	$3,270	28.0%
AFFO Attributable to Common Stockholders per Common Share - Diluted (2)	$0.49	$0.52	$(0.03)	(5.8)%

Dividends Declared and Paid - Preferred Stock	$0.40	$0.40	$—	0.0%
Dividends Declared and Paid - Common Stock	$0.38	$0.38	$—	0.0%

(1)

For the three months ended December 31, 2024, the denominator for this measure excludes the impact of 3.7 million shares, related to the Company’s adoption of ASU 2020-06, which requires presentation on an if-converted basis for the Company’s 2025 Convertible Senior Notes, as the impact would be anti-dilutive. For the three months ended December 31, 2023, the denominator for this measure includes the impact of 3.4 million shares, as the impact was dilutive for the period.

(2)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income Attributable to the Company to non-GAAP financial measures, including FFO Attributable to Common Stockholders, FFO Attributable to Common Stockholders per Common Share - Diluted, Core FFO Attributable to Common Stockholders, Core FFO Attributable to Common Stockholders per Common Share - Diluted, AFFO Attributable to Common Stockholders, and AFFO Attributable to Common Stockholders per Common Share - Diluted. Further, the weighted average shares used to compute per share amounts for Core FFO Attributable to Common Stockholders per Common Share - Diluted and AFFO Attributable to Common Stockholders per Common Share - Diluted do not reflect any dilution related to the ultimate settlement of the 2025 Convertible Senior Notes.

Year-to-Date Financial Results Highlights

The table below provides a summary of the Company’s operating results for the year ended December 31, 2024:

	Year Ended
(in thousands, except per share data)	December 31, 2024	December 31, 2023	Variance to Comparable Period in the Prior Year
Net Income (Loss) Attributable to the Company	$(1,965)	$5,530	$(7,495)	(135.5)%
Net Income (Loss) Attributable to Common Stockholders	$(8,779)	$758	$(9,537)	(1258.2)%
Net Income (Loss) Attributable to Common Stockholders per Common Share - Diluted (1)	$(0.35)	$0.03	$(0.38)	(1266.7)%

Core FFO Attributable to Common Stockholders (2)	$47,875	$39,783	$8,092	20.3%
Core FFO Attributable to Common Stockholders per Common Share - Diluted (2)	$1.88	$1.77	$0.11	6.2%

AFFO Attributable to Common Stockholders (2)	$50,773	$43,073	$7,700	17.9%
AFFO Attributable to Common Stockholders per Common Share - Diluted (2)	$2.00	$1.91	$0.09	4.7%

Dividends Declared and Paid - Preferred Stock	$1.59	$1.59	$—	0.0%
Dividends Declared and Paid - Common Stock	$1.52	$1.52	$—	0.0%
(1)

The denominator for this measure excludes the impact of 3.6 million and 3.3 million shares for the year ended December 31, 2024 and 2023, respectively, related to the Company’s adoption of ASU 2020-06, which requires presentation on an if-converted basis for the Company’s 2025 Convertible Senior Notes, as the impact would be anti-dilutive.

(2)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income (Loss) Attributable to the Company to non-GAAP financial measures, including FFO Attributable to Common Stockholders, FFO Attributable to Common Stockholders per Common Share - Diluted, Core FFO Attributable to Common Stockholders, Core FFO Attributable to Common Stockholders per Common Share - Diluted, AFFO Attributable to Common Stockholders, and AFFO Attributable to Common Stockholders per Common Share - Diluted. Further, the weighted average shares used to compute per share amounts for Core FFO Attributable to Common Stockholders per Common Share - Diluted and AFFO Attributable to Common Stockholders per Common Share - Diluted do not reflect any dilution related to the ultimate settlement of the 2025 Convertible Senior Notes.

Investments

During the three months ended December 31, 2024, the Company invested $57.0 million, at a weighted average initial cash yield of 10.2% inclusive of:

◾	A 74,000 square foot, Publix-anchored shopping center at a purchase price of $16.8 million located in Dunedin Florida, a submarket of Tampa.
◾	Origination of a $40.2 million first mortgage loan, of which $4.1 million was funded as of December 31, 2024, with an initial term of 30 months and an initial fixed interest rate of 12.15%. The loan is for the development of an approximately 80,000 square foot retail center on approximately 35 acres located in Forsyth County, Georgia, a growing and affluent suburb of Atlanta. The development is anchored by a 35,500 square foot Whole Foods Market with the remainder of the development consisting of small shop space and pad sites.

During the year ended December 31, 2024, the Company invested an aggregate of $330.8 million, including six retail properties totaling 1.3 million square feet and one vacant land parcel for $226.8 million and the origination of three first mortgage structured investments for $94.0 million, and invested $10.0 million in a preferred equity investment in a subsidiary of a publicly-traded hospitality, entertainment and real estate company. These investments represent a weighted average initial cash yield of 9.3%.

Dispositions

During the year ended December 31, 2024, the Company sold two retail properties for $38.0 million at a weighted average exit cash cap rate of 8.7%, generating aggregate gains of $3.8 million.

Portfolio Summary

The Company’s income property portfolio consisted of the following as of December 31, 2024:

			Wtd. Avg. Remaining
Asset Type	# of Properties	Square Feet	Lease Term
Single Tenant	6	252	5.2 years
Multi-Tenant	17	4,435	4.8 years
Total / Wtd. Avg.	23	4,687	4.8 years
Square Feet in thousands.

Property Type	# of Properties	Square Feet	% of Cash Base Rent
Retail	18	3,258	66.4%
Office	1	210	4.1%
Mixed-Use	4	1,219	29.5%
Total	23	4,687	100.0%
Square Feet in thousands.

Leased Occupancy	93.4%
Occupancy	90.3%

Same Property Net Operating Income

During each of the three month periods ended December 31, 2024 and 2023, the Company’s Same-Property NOI totaled $17.1 million, as presented in the following table:

	Three Months Ended
	December 31, 2024	December 31, 2023	Variance to Comparable Period in the Prior Year
Single Tenant	$1,974	$2,168	$(194)	(8.9)%
Multi-Tenant	15,129	14,931	198	1.3%
Total	$17,103	$17,099	$4	0.0%

$ in thousands.

During the year ended December 31, 2024, the Company’s Same-Property NOI totaled $60.4 million, an increase of 4.0% over the year ended December 31, 2023, as presented in the following table:

	Twelve Months Ended
	December 31, 2024	December 31, 2023	Variance to Comparable Period in the Prior Year
Single Tenant	$5,752	$5,673	$79	1.4%
Multi-Tenant	54,689	52,450	2,239	4.3%
Total	$60,441	$58,123	$2,318	4.0%

$ in thousands.

Leasing Activity

During the quarter ended December 31, 2024, the Company signed 16 leases totaling 67,788 square feet. On a comparable basis, which excludes vacancy existing at the time of acquisition, CTO signed 10 leases totaling 52,134 square feet at an average cash base rent of $22.70 per square foot compared to a previous average cash base rent of $21.06 per square foot, representing 7.8% comparable growth.

A summary of the Company’s overall leasing activity for the quarter ended December 31, 2024, is as follows:

		Wtd. Avg.	Cash Rent per	Tenant	Leasing
	Square Feet	Lease Term	Square Foot	Improvements	Commissions
New Leases	20	8.7 years	$36.90	$763	$486
Renewals & Extensions	48	4.7 years	21.32	—	10
Total / Wtd. Avg.	68	6.4 years	$25.90	$763	$496

In thousands except for per square foot and weighted average lease term data. Comparable leases compare leases signed on a space for which there was previously a tenant. Overall leasing activity does not include lease termination agreements or lease amendments related to tenant bankruptcy proceedings.

During the year ended December 31, 2024, the Company signed 70 leases totaling 452,301 square feet. On a comparable basis, which excludes vacancy existing at the time of acquisition, CTO signed 52 leases totaling 352,359 square feet at an average cash base rent of $23.36 per square foot compared to a previous average cash base rent of $18.99 per square foot, representing 23.0% comparable growth.

A summary of the Company’s overall leasing activity for the year ended December 31, 2024, is as follows:

		Wtd. Avg.	Cash Rent per	Tenant	Leasing
	Square Feet	Lease Term	Square Foot	Improvements	Commissions
New Leases	201	10.0 years	$28.22	$8,127	$3,407
Renewals & Extensions	251	3.1 years	20.76	78	143
Total / Wtd. Avg.	452	8.4 years	$24.07	$8,205	$3,550

In thousands except for per square foot and weighted average lease term data. Comparable leases compare leases signed on a space for which there was previously a tenant. Overall leasing activity does not include lease termination agreements or lease amendments related to tenant bankruptcy proceedings.

Capital Markets and Balance Sheet

During the quarter and year ended December 31, 2024, the Company completed the following notable capital markets activities:

◾	During the quarter ended December 31, 2024, issued 1,696,601 common shares under its common stock ATM offering program at a weighted average gross price of $19.77 per share, for total net proceeds of $33.0 million.
◾	During the year ended December 31, 2024, issued 8,922,793 common shares under its common stock ATM offering program at a weighted average gross price of $18.79 per share, for total net proceeds of $165.2 million.
◾	During the year ended December 31, 2024, issued 15,844 shares under its Series A Preferred Stock ATM offering program at a weighted average gross price of $23.22 per share, for total net proceeds of $0.4 million.
◾	As of December 31, 2024, the Company has $213.0 million of undrawn commitments, prior to borrowing base limitations, on our Revolving Credit Facility, and $9.0 million of cash on hand.

The following table provides a summary of the Company’s long-term debt, as of December 31, 2024:

Component of Long-Term Debt	Principal	Maturity Date	Interest Rate	Wtd. Avg. Rate
2025 Convertible Senior Notes	$51.0 million	April 2025	3.875%	3.88%
2026 Term Loan (1)	65.0 million	March 2026	SOFR + 10 bps + [1.25% - 2.20%]	2.62%
Mortgage Note (2)	17.8 million	August 2026	4.060%	4.06%
Revolving Credit Facility (3)	87.0 million	January 2027	SOFR + 10 bps + [1.25% - 2.20%]	5.47%
2027 Term Loan (4)	100.0 million	January 2027	SOFR + 10 bps + [1.25% - 2.20%]	2.70%
2028 Term Loan (5)	100.0 million	January 2028	SOFR + 10 bps + [1.20% - 2.15%]	5.08%
2029 Term Loan (6)	100.0 million	September 2029	SOFR + 0.10% + [1.20% - 2.15%]	4.58%
Total Long-Term Debt	$520.8 million			4.13%

(1)

The Company utilized interest rate swaps on the $65.0 million 2026 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 1.27% plus the 10 bps SOFR adjustment plus the applicable spread.

(2)	Mortgage note assumed in connection with the acquisition of Price Plaza Shopping Center located in Katy, Texas.
(3)	The Company utilized interest rate swaps on $50.0 million of the Credit Facility balance to fix SOFR and achieve a fixed swap rate of 3.85% plus the 10 bps SOFR adjustment plus the applicable spread.
(4)	The Company utilized interest rate swaps on the $100.0 million 2027 Term Loan balance to fix SOFR and achieve a fixed swap rate of 1.35% plus the 10 bps SOFR adjustment plus the applicable spread.
(5)

The Company utilized interest rate swaps on the $100.0 million 2028 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 3.78% plus the 10 bps SOFR adjustment plus the applicable spread.

(6)

The Company utilized interest rate swaps on the $100.0 million 2029 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 3.28% plus the 10 bps SOFR adjustment plus the applicable spread.

As of December 31, 2024, the Company’s net debt to Pro Forma Adjusted EBITDA was 6.3 times, and as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 2.8 times. As of December 31, 2024, the Company’s net debt to total enterprise value was 40.8%. The Company calculates total enterprise value as the sum of net debt, par value of its 6.375% Series A preferred equity, and the market value of the Company's outstanding common shares.

Dividends

The Company’s Board of Directors has authorized, and the Company has declared, a quarterly cash dividend of $0.38 per share of common stock for the first quarter of 2025 (the “Common Stock Cash Dividend”). The Common Stock Cash Dividend represents an annualized yield of approximately 7.5% based on the closing price of the Company’s common stock on February 19, 2025.

The Common Stock Cash Dividend is payable on March 31, 2025, to stockholders of record as of the close of business on March 13, 2025, and the ex-dividend date for the Common Stock Cash Dividend is March 13, 2025.

The Board of Directors also authorized, and the Company has declared, a quarterly cash dividend of $0.39844 per share of the Company’s 6.375% Series A Cumulative Redeemable Preferred Stock for the first quarter of 2025, to be paid on March 31, 2025, to stockholders of record as of the close of business on March 13, 2025.

On November 19, 2024, the Company announced a cash dividend on its common stock and Series A Preferred Stock for the fourth quarter of 2024 of $0.38 per share and $0.40 per share, respectively, payable on December 31, 2024 to stockholders of record as of the close of business on December 12, 2024. The fourth quarter 2024 common stock cash dividend represented a payout ratio of 82.6% and 77.6% of the Company’s fourth quarter 2024 Core FFO Attributable to Common Stockholders per Common Share - Diluted and AFFO Attributable to Common Stockholders per Common Share - Diluted, respectively.

2025 Outlook

The Company’s outlook for 2025 is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the Company’s reports filed with the U.S. Securities and Exchange Commission.

The Company’s outlook for 2025 is as follows:

	Outlook Range for 2025
(Unaudited)	Low		High
Core FFO per Common Share - Diluted (1)	$1.80	to	$1.86
AFFO per Common Share - Diluted (1)	$1.93	to	$1.98
(1)	Attributable to Common Stockholders

The Company’s 2025 guidance includes but is not limited to the following assumptions for the year ending December 31, 2025:

◾	Investments, including structured investments, between $100.0 million and $200.0 million at a weighted average initial cash yield between 8.0% and 8.5%.
◾	Same-Property NOI growth of approximately 1%, as compared to the year ended December 31, 2024, including the estimated impact associated with announced and anticipated store closings.
◾	General and administrative expenses within a range of $17.5 million to $18.0 million.
◾	Outlook incorporates an estimated $0.10 per common share impact from announced and anticipated store closings and a $0.05 per common share impact from the anticipated cash settlement of the Company’s 2025 Convertible Notes which mature in April 2025.

The following table provides a reconciliation of the outlook range of the Company’s estimated Net Loss Attributable to the Company per Common Share – Diluted for the year ending December 31, 2025 to the Company’s estimated Core FFO Attributable to Common Stockholders per Common Share – Diluted and AFFO Attributable to Common Stockholders per Common Share – Diluted for the year ending December 31, 2025:

	Outlook Range for 2025
(Unaudited)	Low	High
Net Loss Attributable to the Company per Common Share - Diluted	$(0.64)	$(0.58)
Depreciation and Amortization of Real Estate	1.86	1.86
Gain on Disposition of Assets, Net of Tax (1)	-	-
Gain on Disposition of Other Assets (1)	-	-
Provision for Impairment (1)	-	-
Realized and Unrealized Gain on Investment Securities (1)	-	-
Funds from Operations, per Common Share - Diluted	$1.22	$1.28
Distributions to Preferred Stockholders	(0.23)	(0.23)
Funds From Operations Attributable to Common Stockholders per Common Share - Diluted	$0.99	$1.05
Amortization of Intangibles to Lease Income	(0.01)	(0.01)
Loss on Extinguishment of Debt	0.82	0.82
Core FFO Attributable to Common Stockholders per Common Share - Diluted	$1.80	$1.86
Adjustments:
Straight-Line Rent Adjustment	(0.04)	(0.04)
Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest	0.05	0.05
Non-Cash Compensation	0.12	0.11
AFFO Attributable to Common Stockholders per Common Share - Diluted	$1.93	$1.98
(1)	The Company’s outlook excludes projections related to these measures.

Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter and year ended December 31, 2024, on Friday, February 21, 2025 at 9:00 AM ET.

A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.ctoreit.com or at the link provided in the event details below. To access the call by phone, please go to the registration link provided in the event details below and you will be provided with dial-in details.

Event Details:

Webcast:https://edge.media-server.com/mmc/p/k4xu8bk2

Registration:https://register.vevent.com/register/BIe7ba8b80e18640dea452c03febbdaca8

We encourage participants to register and dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.ctoreit.com.

About CTO Realty Growth, Inc.

CTO Realty Growth, Inc. is a publicly traded real estate investment trust that owns and operates a portfolio of high-quality, retail-based properties located primarily in higher growth markets in the United States. CTO also externally manages and owns a meaningful interest in Alpine Income Property Trust, Inc. (NYSE: PINE), a publicly traded net lease REIT.

We encourage you to review our most recent investor presentation and supplemental financial information, which is available on our website at www.ctoreit.com.

Contact:Investor Relations

ir@ctoreit.com

Safe Harbor

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words.

Although forward-looking statements are made based upon management’s present expectations and beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, distress in the banking sector, global supply chain disruptions, and ongoing geopolitical war; credit risk associated with the Company investing in structured investments; the ultimate geographic spread, severity and duration of pandemics such as the COVID-19 Pandemic and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”), Adjusted Funds From Operations (“AFFO”), Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma Adjusted EBITDA”), and Same-Property Net Operating Income (“Same-Property NOI”),

each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, Core FFO, AFFO, Pro Forma Adjusted EBITDA, and Same-Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT.

NAREIT defines FFO as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, subsurface sales, investment securities, and land sales, in addition to the mark-to-market of the Company’s investment securities and interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above- and below-market lease related intangibles, and other unforecastable market- or transaction-driven non-cash items, as well as adding back the interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, non-cash compensation, and other non-cash amortization. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

To derive Pro Forma Adjusted EBITDA, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and certain adjustments to reconciliation estimates related to reimbursable revenue for recently acquired properties, and other non-cash income or expense. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, subsurface sales, investment securities, and land sales, in addition to the mark-to-market of the Company’s investment securities. Cash interest expense is also excluded from Pro Forma Adjusted EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

To derive Same-Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and certain adjustments to reconciliation estimates related to reimbursable revenue for recently acquired properties, and other non-cash income or expense. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, real estate operations revenues and direct cost of revenues, management fee income, and interest income from commercial loans and investments are also excluded from Same-Property NOI. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented. Cash rental income received under the leases pertaining to the Company’s assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma Adjusted EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. We use Same-Property NOI to compare the operating performance of our assets between periods. It is an accepted and important measurement used by management, investors and analysts because it includes all property-level revenues from the Company’s properties, less operating and maintenance expenses, real estate taxes and other property-specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods. Same-Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company’s properties. FFO, Core FFO, AFFO, Pro Forma Adjusted EBITDA, and Same-Property NOI may not be comparable to similarly titled measures employed by other companies.

CTO Realty Growth, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of
	December 31, 2024	December 31, 2023
ASSETS
Real Estate:
Land, at Cost	$257,748	$222,232
Building and Improvements, at Cost	720,480	559,389
Other Furnishings and Equipment, at Cost	883	857
Construction in Process, at Cost	5,091	3,997
Total Real Estate, at Cost	984,202	786,475
Less, Accumulated Depreciation	(82,864)	(52,012)
Real Estate—Net	901,338	734,463
Land and Development Costs	300	731
Intangible Lease Assets—Net	79,198	97,109
Investment in Alpine Income Property Trust, Inc.	39,666	39,445
Mitigation Credits	—	1,044
Commercial Loans and Investments	105,043	61,849
Cash and Cash Equivalents	9,017	10,214
Restricted Cash	8,344	7,605
Refundable Income Taxes	70	246
Deferred Income Taxes—Net	2,467	2,009
Other Assets	36,201	34,953
Total Assets	$1,181,644	$989,668
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts Payable	$3,278	$2,758
Accrued and Other Liabilities	21,268	18,373
Deferred Revenue	10,183	5,200
Intangible Lease Liabilities—Net	15,124	10,441
Long-Term Debt	518,993	495,370
Total Liabilities	568,846	532,142
Commitments and Contingencies
Stockholders’ Equity:
Preferred Stock – 100,000,000 shares authorized; $0.01 par value, 6.375% Series A Cumulative Redeemable Preferred Stock, $25.00 Per Share Liquidation Preference, 4,713,069 shares issued and outstanding at December 31, 2024 and 2,978,808 shares issued and outstanding at December 31, 2023	47	30
Common Stock – 500,000,000 shares authorized; $0.01 par value, 31,673,479 shares issued and outstanding at December 31, 2024 and 22,643,034 shares issued and outstanding at December 31, 2023	317	226
Additional Paid-In Capital	367,828	168,435
Retained Earnings	232,089	281,944
Accumulated Other Comprehensive Income	12,517	6,891
Total Stockholders’ Equity	612,798	457,526
Total Liabilities and Stockholders’ Equity	$1,181,644	$989,668

CTO Realty Growth, Inc.

Consolidated Statements of Operations

(In thousands, except share, per share and dividend data)

	(Unaudited)
	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2024	2023	2024	2023
Revenues
Income Properties	$31,562	$26,290	$110,591	$96,663
Management Fee Income	1,230	1,094	4,590	4,388
Interest Income From Commercial Loans and Investments	2,950	1,119	7,357	4,084
Real Estate Operations	—	1,382	1,981	3,984
Total Revenues	35,742	29,885	124,519	109,119
Direct Cost of Revenues
Income Properties	(9,155)	(7,572)	(31,785)	(28,455)
Real Estate Operations	—	(847)	(1,437)	(1,723)
Total Direct Cost of Revenues	(9,155)	(8,419)	(33,222)	(30,178)
General and Administrative Expenses	(4,519)	(3,756)	(16,269)	(14,249)
Provision for Impairment	(23)	(148)	(676)	(1,556)
Depreciation and Amortization	(29,348)	(11,359)	(65,049)	(44,173)
Total Operating Expenses	(43,045)	(23,682)	(115,216)	(90,156)
Gain on Disposition of Assets	—	3,978	8,308	7,543
Other Gain	—	3,978	8,308	7,543
Total Operating Income (Loss)	(7,303)	10,181	17,611	26,506
Investment and Other Income (Loss)	(2,595)	3,283	2,606	1,987
Interest Expense	(5,756)	(6,198)	(22,521)	(22,359)
Income (Loss) Before Income Tax Benefit (Expense)	(15,654)	7,266	(2,304)	6,134
Income Tax Benefit (Expense)	437	(229)	339	(604)
Net Income (Loss) Attributable to the Company	(15,217)	7,037	(1,965)	5,530
Distributions to Preferred Stockholders	(1,878)	(1,187)	(6,814)	(4,772)
Net Income (Loss) Attributable to Common Stockholders	$(17,095)	$5,850	$(8,779)	$758

Per Share Information:
Basic Net Income (Loss) Attributable to Common Stockholders	$(0.56)	$0.26	$(0.35)	$0.03
Diluted Net Income (Loss) Attributable to Common Stockholders	$(0.56)	$0.25	$(0.35)	$0.03

Weighted Average Number of Common Shares
Basic	30,603,089	22,440,404	25,361,379	22,529,703
Diluted	30,703,941	25,876,738	25,401,176	22,529,703

Dividends Declared and Paid - Preferred Stock	$0.40	$0.40	$1.59	$1.59
Dividends Declared and Paid - Common Stock	$0.38	$0.38	$1.52	$1.52

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Same-Property NOI Reconciliation

(Unaudited)

(In thousands)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net Income (Loss) Attributable to the Company	$(15,217)	$7,037	$(1,965)	$5,530
Gain on Disposition of Assets, Net of Tax	—	(3,978)	(8,308)	(7,543)
Provision for Impairment	23	148	676	1,556
Depreciation and Amortization	29,348	11,359	65,049	44,173
Amortization of Intangibles to Lease Income	1,084	(510)	254	(2,303)
Straight-Line Rent Adjustment	169	240	1,681	1,159
COVID-19 Rent Repayments	—	—	—	(46)
Accretion of Tenant Contribution	13	14	52	128
Interest Expense	5,756	6,198	22,521	22,359
General and Administrative Expenses	4,519	3,756	16,269	14,249
Investment and Other Income	2,595	(3,283)	(2,606)	(1,987)
Income Tax Benefit (Expense)	(437)	229	(339)	604
Real Estate Operations Revenues	—	(1,382)	(1,981)	(3,984)
Real Estate Operations Direct Cost of Revenues	—	847	1,437	1,723
Management Fee Income	(1,230)	(1,094)	(4,590)	(4,388)
Interest Income From Commercial Loans and Investments	(2,950)	(1,119)	(7,357)	(4,084)
Other Non-Recurring Items (1)	(255)	—	(1,507)	—
Less: Impact of Properties Not Owned for the Full Reporting Period	(6,315)	(1,363)	(18,845)	(9,023)
Same-Property NOI	$17,103	$17,099	$60,441	$58,123

(1)	Includes non-recurring items including termination fees, forfeitures of tenant security deposits, and certain adjustments to estimates related to recently acquired property CAM reconciliations.

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Funds from Operations, Core Funds from Operations, and Adjusted Funds from Operations

Attributable to Common Stockholders

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net Income (Loss) Attributable to the Company	$(15,217)	$7,037	$(1,965)	$5,530
Add Back: Effect of Dilutive Interest Related to 2025 Notes (1)	—	539	—	—
Net Income (Loss) Attributable to the Company, If-Converted	$(15,217)	$7,576	$(1,965)	$5,530
Depreciation and Amortization of Real Estate	29,331	11,338	64,981	44,107
Gain on Disposition of Assets, Net of Tax	—	(3,978)	(8,308)	(7,543)
Gain on Disposition of Other Assets	(354)	(533)	(904)	(2,272)
Provision for Impairment	23	148	676	1,556
Realized and Unrealized Loss (Gain) on Investment Securities	3,331	(1,974)	463	3,689
Extinguishment of Contingent Obligation	—	(515)	—	(2,815)
Funds from Operations	$17,114	$12,062	$54,943	$42,252
Distributions to Preferred Stockholders	(1,878)	(1,187)	(6,814)	(4,772)
Funds From Operations Attributable to Common Stockholders	$15,236	$10,875	$48,129	$37,480
Amortization of Intangibles to Lease Income	(1,084)	510	(254)	2,303
Less: Effect of Dilutive Interest Related to 2025 Notes (1)	—	(539)	—	—
Core Funds From Operations Attributable to Common Stockholders	$14,152	$10,846	$47,875	$39,783
Adjustments:
Straight-Line Rent Adjustment	(169)	(240)	(1,681)	(1,159)
COVID-19 Rent Repayments	—	—	—	46
Other Depreciation and Amortization	(3)	1	(13)	(91)
Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest	203	185	955	821
Non-Cash Compensation	750	871	3,637	3,673
Adjusted Funds From Operations Attributable to Common Stockholders	$14,933	$11,663	$50,773	$43,073

FFO Attributable to Common Stockholders per Common Share - Diluted (1)	$0.50	$0.42	$1.89	$1.66
Core FFO Attributable to Common Stockholders per Common Share - Diluted (1)	$0.46	$0.48	$1.88	$1.77
AFFO Attributable to Common Stockholders per Common Share - Diluted (1)	$0.49	$0.52	$2.00	$1.91

(1)	For the three months ended December 31, 2024, and the years ended December 31, 2024 and 2023, interest related to the 2025 Convertible Senior Notes was excluded from net income (loss) attributable to the Company to derive FFO, as the impact to net income (loss) attributable to common stockholders would be anti-dilutive. Further, the weighted average shares used to compute per share amounts for FFO Attributable to Common Stockholders per Common Share – Diluted, Core FFO Attributable to Common Stockholders per Common Share - Diluted, and AFFO Attributable to Common Stockholders per Common Share - Diluted do not reflect any dilution related to the ultimate settlement of the 2025 Convertible Senior Notes. For the three months ended December 31, 2023, interest related to the 2025 Convertible Senior Notes was added back to net income attributable to the Company to derive FFO, as the impact to net income attributable to common stockholders was dilutive.

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Reconciliation of Net Debt to Pro Forma Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended
	December 31, 2024
Net Loss Attributable to the Company	$(15,217)
Depreciation and Amortization of Real Estate	29,331
Gain on Disposition of Other Assets, Net of Tax	(354)
Provision for Impairment	23
Unrealized Gain on Investment Securities	3,331
Distributions to Preferred Stockholders	(1,878)
Amortization of Intangibles to Lease Income	(1,084)
Straight-Line Rent Adjustment	(169)
Other Depreciation and Amortization	(3)
Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest	203
Non-Cash Compensation	750
Other Non-Recurring Items (1)	(255)
Interest Expense, Net of Amortization of Loan Costs and Discount on Convertible Debt	5,440
Adjusted EBITDA	$20,118

Annualized Adjusted EBITDA	$80,472
Pro Forma Annualized Impact of Current Quarter Investments and Dispositions, Net (2)	1,009
Pro Forma Adjusted EBITDA	$81,481

Total Long-Term Debt	$518,993
Financing Costs, Net of Accumulated Amortization	1,796
Unamortized Convertible Debt Discount	45
Cash and Cash Equivalents	(9,017)
Net Debt	$511,817

Net Debt to Pro Forma Adjusted EBITDA	6.3	x

(1)	Includes non-recurring items including termination fees, forfeitures of tenant security deposits, and certain adjustments to estimates related to recently acquired property CAM reconciliations.
(2)	Reflects the pro forma annualized impact on Annualized Adjusted EBITDA of the Company’s investments and disposition activity during the three months ended December 31, 2024.